UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2022 urban-gro, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39933	46-5158469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1751 Panorama Point, Unit G Lafayette, Colorado	80026
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 390-3880

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	UGRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On October 13, 2022, urban-gro, Inc. (the “Company”) announced it has signed a binding term sheet to acquire Dawson Van Orden, Inc., d/b/a DVO, a world-class engineering firm with significant experience in indoor CEA, subject to customary conditions, for a total purchase consideration of up to $7.25 million. The Company believes this acquisition is not material given the Company’s relative size of its revenues, earnings, and assets compared to the target and does not expect to file the definitive agreement with the SEC. A copy of the press release with more information regarding this transaction is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Current Report on Form 8-K under Item 7.01 is being “furnished” and not “filed” with the SEC for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under such section. Furthermore, such information shall not be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, unless specifically identified as being incorporated therein by reference.

Item 8.01.	Other Matters.

The Company executed the binding term sheet to acquire substantially all of the assets of Dawson Van Orden, Inc. (the “Transaction”), on October 10, 2022, subject to customary conditions. The Company expects to fund the $7.25 million Transaction, which includes a contingent consideration of up to $1.1 million paid in cash or equity at the Company’s discretion, through a combination of $1.3 million in cash, a promissory note of $3.8 million paid out over four quarters, and $1.1 million of its common stock at a pre-set price of $4 per share. The Company expects to close the acquisition in the fourth quarter 2022.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

99.1	Press Release dated October 13, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

The information in this report and the exhibit hereto may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including, without limitation, statements relating to the binding letter of intent discussed above. Forward-looking statements are based on the current beliefs, assumptions, and expectations of management and current market conditions. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The Company cannot assure you that the transaction described in the binding term sheet will close or that the terms will not be revised in definitive agreements if such transaction does close. The transaction described in the binding term sheet above is subject to approval requirements, due diligence review and other various risks and uncertainties, including, but not limited to those risks, uncertainties, and other factors identified from time-to-time in our filings with the Securities and Exchange Commission. In Items 7.01 and 8.01 of this report, the statements regarding the binding term sheet and the Transaction are forward-looking statements. Please refer to disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN-GRO, INC.

Date: October 13, 2022	By:	/s/ Bradley Nattrass
Bradley Nattrass
Chief Executive Officer